                                    FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                              NEOMAGIC CORPORATION
              --------------------------------------------------
             (Exact name of registrant as specified in its charter)


             DELAWARE                                   77-0344424
 ----------------------------------       -------------------------------------
(State of incorporation or organization)  (I.R.S. Employer Identification No.)



                     3260 Jay Street, Santa Clara, CA 95054
            ------------------------------------------------------
              (Address of principal executive offices) (Zip Code)



       Securities to be registered pursuant to Section 12(b) of the Act:


                                      NONE
                    ---------------------------------------

       Securities to be registered pursuant to Section 12(g) of the Act:

                         COMMON STOCK, $0.001 par value
                   ----------------------------------------
                                (Title of class)
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Item 1.   Description of Registrant's Securities to be Registered
          -------------------------------------------------------

          Incorporated by reference to the section entitled "Description of Capital Stock - Common Stock" contained in Registrant's Registration Statement on Form S-1 filed on January 17, 1997 (the "S-1 Registration Statement").

Item 2.   Exhibits
          --------

          The following exhibits are filed as a part of this registration statement:

          3.1*  Certificate of Incorporation of Registrant.
          3.2* Form of Amended and Restated Certificate of Incorporation of Registrant to be filed upon the closing of the Offering made under the Registration Statement.
          3.3*  Bylaws of Registrant.
          4.1*  Form of Registrant's Common Stock Certificate.
          4.2*  Second Amended Rights Agreement, dated as of June 30, 1995, between Registrant and the parties indicated therein.
          10.2* Amended and Restated 1993 Stock Plan and related agreements.

--------------------------
* Incorporated by reference to the Exhibits of the same number to the S-1 Registration Statement.
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                                   SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: January 17, 1997                 NEOMAGIC CORPORATION


                                        By: /s/ Merle McClendon
                                        -----------------------------------
                                            Merle McClendon
                                            Chief Financial Officer